Exhibit 99.1

FireEye Reports Record Revenue for Fourth Quarter and Full Year 2017

•	Q4 Revenue of $202.3 million, an increase of 10 percent from the fourth quarter of 2016

•	Q4 Billings of $242.2 million, an increase of 9 percent from the fourth quarter of 2016

•	Q4 Cash flow generated by operations was $33.6 million, an increase of 384 percent from the fourth quarter of 2016

•	Deferred revenue of $670.7 million, an increase of $39.9 million from the end of the third quarter of 2017 and an increase of $17.2 million from the end of 2016

•
Strong Q4 performance against all key financial metrics and for all major product groups and geographic regions, including record sales for Endpoint Security, Helix, iSIGHT threat intelligence and Mandiant services

MILPITAS, Calif. – February 8, 2018 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

“We achieved strong results across all key financial metrics in the fourth quarter and delivered against our year-long commitment of billings and revenue growth, non-GAAP operating profitability, and positive operating and free cash flow by the fourth quarter,” said Kevin Mandia, FireEye chief executive officer. “We delivered year-over-year and sequential growth in every major product group and geographic region, and we closed a record number of transactions greater than $1 million."

“We are building FireEye for the long-term, and we begin 2018 with a solid foundation for future growth and increased profitability," added Mandia. “The combination of our expertise on the front lines, our threat intelligence, and our machine-generated cyber attack data gives us greater visibility into the threat environment than any other security company. I believe this is a sustainable competitive advantage for us. We leverage our unique insights in our continuous innovation cycle that allows us to rapidly adapt our solutions, deliver expertise on demand, and remain relevant for our customers as the threat landscape evolves.”

Fourth Quarter 2017 Financial Results

•	Revenue of $202.3 million, an increase of 10 percent from the fourth quarter of 2016, and above the guidance range of $190 million to $196 million.

•	Billings of $242.2 million, an increase of 9 percent from the fourth quarter of 2016, and above the guidance range of $210 million to $230 million.[1]

•	GAAP gross margin of 66 percent, compared to 65 percent in the fourth quarter of 2016.

•	Non-GAAP gross margin of 75 percent, compared to 74 percent in the fourth quarter of 2016, and consistent with guidance of approximately 75 percent.[1]

•	GAAP operating margin of negative 33 percent, compared to negative 27 percent in the fourth quarter of 2016.

•
Non-GAAP operating margin of positive 1 percent, compared to negative 1 percent in the fourth quarter of 2016, and consistent with the guidance range of approximately negative 1 percent to positive 1 percent.[1]

•	GAAP net loss per share of $0.42, compared to a GAAP net loss per share of $0.37 in the fourth quarter of 2016.

•
Non-GAAP net income per share of $0.01, compared to a non-GAAP net loss per share of $0.03 in the fourth quarter of 2016, and better than the guidance range of non-GAAP net loss per share of $0.00 to $0.03.[1]

•
Cash flow generated by operations was $33.6 million, compared to cash flow generated by operations of $6.9 million in the fourth quarter of 2016, and better than the guidance range of $16 million to $25 million. Cash flow generated by operations in the fourth quarter of 2017 was reduced by a payment of $12.5 million in net legal settlement costs.

2017 Financial Results

•	Revenue of $751.1 million, an increase of 5 percent from 2016, and above the guidance range of $739 million to $745 million.

•	Billings of $768.3 million, a decrease of 6 percent from 2016, and above the guidance range of $736 million to $756 million.[1]

•	GAAP gross margin of 64 percent, compared to 62 percent in 2016.

•	Non-GAAP gross margin of 74 percent, compared to 73 percent in 2016.[1]

•	GAAP operating margin of negative 34 percent, compared to negative 62 percent in 2016.

•	Non-GAAP operating margin of negative 3 percent, compared to negative 21 percent in 2016.[1]

•	GAAP net loss per share of $1.71, compared to a GAAP net loss per share of $2.94 in 2016.

•	Non-GAAP net loss per share of $0.16, compared to a non-GAAP net loss per share of $0.99 in 2016, and equal to the low end of the non-GAAP net loss per share guidance range of $0.16 to $0.19.[1]

•
Cash flow generated by operations was $17.6 million, compared to cash flow used in operations of $14.6 million in 2016, and better than the guidance range for cash flow generated by operations of $1 million to $10 million. Cash flow generated by operations in 2017 was reduced by a payment of $12.5 million in net legal settlement costs.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

First Quarter and 2018 Outlook
FireEye provides guidance based on current market conditions and expectations. First quarter and full year 2018 guidance ranges reflect the adoption of ASC 606.
For the first quarter of 2018, FireEye currently expects

•	Total revenue in the range of $192 million to $197 million.

•	Billings in the range of $165 million to $175 million.

•	Non-GAAP gross margin of approximately 74 percent.

•	Non-GAAP operating margin of approximately negative 2 percent to negative 4 percent.

•	Non-GAAP net loss per share of $0.03 to $0.06.

•	Cash flow generated by operations between zero dollars and negative $10 million.

Non-GAAP net loss per share for the first quarter assumes cash interest expense of approximately $3 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 million and $1.5 million, and weighted average shares outstanding of approximately 186 million.

For 2018, FireEye currently expects

•	Revenue in the range of $815 million to $825 million.

•	Billings in the range of $810 million to $830 million.

•	Non-GAAP operating margin between 1 percent and 2 percent.

•	Non-GAAP net income per share between $0.00 and $0.04.

•	Positive cash flow generated by operations of $45 million to $55 million.

•
Capital expenditures between $35 million and $40 million, including approximately $12 million in capital expenditures associated with the relocation of the company's headquarters to a new building in January 2018.

Non-GAAP net income per share for 2018 assumes cash interest expense of approximately $12.1 million, paid semi-annually in June and December, associated with the company's convertible senior notes, provision for income taxes of between $5.0 million and $6.0 million, and diluted weighted average shares outstanding of approximately 197 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, and non-cash interest expense related to the company’s convertible senior notes. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the first quarter of 2018 and full year 2018 will have a significant impact on the company’s GAAP operating margin and net loss per share. Further, amortization of intangible assets, as well as other non-recurring expenses, if any, will also impact results. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

2018 Analyst Day Scheduled for March 1st
The company has scheduled its 2018 Analyst Day for March 1, 2018, with management presentations beginning at 8:30 a.m. Pacific time. A live audio webcast of the call, as well as related multi-media content, will be available on the Investor Relations section of the company's website at http://investors.fireeye.com/events.cfm. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Conference Call Information
FireEye will host a conference call today, February 8, 2018, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and fiscal 2017 financial results and the company’s outlook for the first quarter and full year 2018. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the first quarter and full year 2018, including revenue, billings, non-GAAP gross margin, non-GAAP operating margin, cash flows generated by operations, interest expense, provision for income taxes, non-GAAP net income (loss) per share, basic and diluted weighted average shares outstanding and capital expenditures in the section entitled “First Quarter and 2018 Outlook” above, as well as statements related to future growth, profitability, innovation, competitive advantages, and adapting as the threat landscape evolves.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with new offerings; sales and marketing execution risks; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technologies, products, personnel and operations; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on November 2, 2017, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating income, operating margin, net income (loss), net income (loss) per share, and free cash flow. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items. FireEye defines non-GAAP operating margin as non-GAAP operating income divided by total revenue. FireEye defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, amortization of intangible assets, legal settlement costs, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring charges, other special or non-recurring items, non-cash interest expense related to the company’s convertible senior notes, and discrete tax benefits. FireEye defines non-GAAP net income per share as non-GAAP net income divided by diluted weighted average shares outstanding. Diluted weighted average shares used to calculate non-GAAP net income per share excludes shares issuable upon conversion of the company's senior convertible notes that are anti-dilutive. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding, which excludes stock options, restricted stock units, performance stock units, and shares issuable upon conversion of the company's senior convertible notes that are anti-dilutive. FireEye defines free cash flow as cash flow generated by operations less purchases of property and equipment.
Non-GAAP net income and net income per share in the fourth quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the convertible senior notes issued in June 2015, and legal settlement costs. Diluted weighted average shares outstanding used to calculate non-GAAP net income per share excluded shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP net loss and net loss per share for the fourth quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, change in fair value of contingent earn-out liability, non-cash interest expense related to the convertible senior notes issued in June 2015, and discrete benefit from income taxes. Additionally, weighted average shares outstanding used to calculate non-GAAP loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of senior convertible notes that are anti-dilutive.

Non-GAAP net loss and net loss per share for 2017 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, change in the fair value of contingent earn-out liability, non-cash interest expense related to the convertible senior notes issued in June 2015, and legal settlement costs. Weighted average shares outstanding used to calculate non-GAAP net loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of convertible senior notes that are anti-dilutive.

Non-GAAP net loss and net loss per share for 2016 excluded stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, change in fair value of contingent earn-out liability, restructuring costs, non-cash interest expense related to the convertible senior notes issued in June 2015, and discrete benefit from income taxes. Additionally, weighted average shares outstanding used to calculate non-GAAP loss per share excluded stock options, restricted stock units, performance stock units, and shares issuable upon conversion of convertible senior notes that are anti-dilutive.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation, but also non-recurring or non-operating items such as acquisition related expenses, legal settlement costs, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 6,600 customers across 67 countries, including more than 45 percent of the Forbes Global 2000.

© 2018 FireEye, Inc. All rights reserved. FireEye, Mandiant, Helix and iSIGHT are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:
Dan Wire
FireEye, Inc.
415-895-2101
dan.wire@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$180,891	$223,667
Short-term investments	715,911	712,058
Accounts receivable, net	140,049	121,150
Inventories	5,746	5,955
Prepaid expenses and other current assets	34,541	25,081
Total current assets	1,077,138	1,087,911
Property and equipment, net	71,357	61,852
Goodwill	984,661	978,260
Intangible assets, net	187,388	244,032
Deposits and other long-term assets	11,537	10,910
Total assets	$2,332,081	$2,382,965
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$35,684	$20,269
Accrued and other current liabilities	19,569	22,997
Accrued compensation	59,588	96,004
Deferred revenue, current portion	443,064	397,118
Total current liabilities	557,905	536,388
Convertible senior notes, net	779,578	741,980
Deferred revenue, non-current portion	227,680	256,398
Other long-term liabilities	22,102	7,087
Total liabilities	1,587,265	1,541,853
Stockholders' equity:
Common stock	19	17
Additional paid-in capital	2,891,441	2,682,909
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(2,881)	(1,742)
Accumulated deficit	(1,993,763)	(1,690,072)
Total stockholders’ equity	744,816	841,112
Total liabilities and stockholders' equity	$2,332,081	$2,382,965

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Product	$38,278	$33,586	$123,696	$151,926
Subscription and services	163,995	151,110	627,390	562,188
Total revenue	202,273	184,696	751,086	714,114
Cost of revenue: (1)(2)
Product	15,465	15,391	56,807	65,158
Subscription and services	53,907	48,567	212,080	206,710
Total cost of revenue	69,372	63,958	268,887	271,868
Total gross profit	132,901	120,738	482,199	442,246
Operating expenses: (1)(2)
Research and development	59,858	54,574	243,273	279,594
Sales and marketing	98,524	84,310	371,935	439,499
General and administrative (3)(4)(5)	40,306	30,914	125,597	139,839
Restructuring charges (6)	—	—	—	27,630
Total operating expenses	198,688	169,798	740,805	886,562
Operating loss	(65,787)	(49,060)	(258,606)	(444,316)
Other expense, net (7)	(9,992)	(12,733)	(40,453)	(44,534)
Loss before income taxes	(75,779)	(61,793)	(299,059)	(488,850)
Provision for (benefit from) income taxes (8)	1,247	(257)	4,632	(8,721)
Net loss attributable to common stockholders	$(77,026)	$(61,536)	$(303,691)	$(480,129)
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(0.37)	$(1.71)	$(2.94)
Weighted average shares used in per share calculations, basic and diluted	182,281	167,228	177,757	163,211

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(303,691)	$(480,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	103,417	119,267
Stock-based compensation	166,336	199,066
Non-cash interest expense related to convertible senior notes	37,598	35,782
Change in fair value of contingent earn-out liability	(54)	2,356
Deferred income taxes	(1,287)	(11,926)
Other	7,217	9,836
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(20,749)	61,785
Inventories	(3,333)	1,415
Prepaid expenses and other assets	(4,736)	9,344
Accounts payable	6,040	(19,093)
Accrued liabilities	(3,659)	(11,154)
Accrued transaction costs of acquiree	—	(7,727)
Accrued compensation	2,565	(24,621)
Deferred revenue	17,227	105,431
Other long-term liabilities	14,749	(4,217)
Net cash provided by (used in) operating activities	17,640	(14,585)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(43,779)	(36,314)
Purchases of short-term investments	(409,358)	(507,073)
Proceeds from maturities of short-term investments	397,483	554,358
Proceeds from sales of short-term investments	3,620	4,507
Business acquisitions, net of cash acquired	(4,300)	(204,926)
Purchase of investment in private company	(2,500)	—
Lease deposits	(489)	(248)
Net cash used in investing activities	(59,323)	(189,696)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt of acquired business	—	(8,842)
Payments for contingent earn-outs	(38,928)	(112)
Payment related to shares withheld for taxes	(1,408)	(1,124)
Proceeds from employee stock purchase plan	20,094	22,080
Proceeds from exercise of equity awards	19,149	13,844
Net cash provided by (used in) financing activities	(1,093)	25,846
Net change in cash and cash equivalents	(42,776)	(178,435)
Cash and cash equivalents, beginning of period	223,667	402,102
Cash and cash equivalents, end of period	$180,891	$223,667

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP operating loss	$(65,787)	$(49,060)	$(258,606)	$(444,316)
Stock-based compensation expense (1)	40,842	30,949	166,336	197,751
Amortization of intangible assets (2)	14,954	16,079	59,314	64,028
Legal settlement costs (5)	12,500	—	12,500	—
Acquisition related expenses (3)	440	—	440	2,413
Change in fair value of contingent earn-out liability (4)	—	600	(54)	2,356
Restructuring charges (6)	—	—	—	27,630
Non-GAAP operating income (loss)	$2,949	$(1,432)	$(20,070)	$(150,138)
GAAP gross margin	66%	65%	64%	62%
Stock-based compensation expense (1)	4%	3%	5%	5%
Amortization of intangible assets (2)	5%	6%	5%	6%
Non-GAAP gross margin	75%	74%	74%	73%
GAAP operating margin	(33)%	(27)%	(34)%	(62)%
Stock-based compensation expense (1)	21%	17%	21%	28%
Amortization of intangible assets (2)	7%	9%	8%	9%
Legal settlement costs (5)	6%	—%	2%	—%
Acquisition related expenses (3)	—%	—%	—%	—%
Change in fair value of contingent earn-out liability (4)	—%	—%	—%	—%
Restructuring charges (6)	—%	—%	—%	4%
Non-GAAP operating margin	1.0%	(1)%	(3)%	(21)%
GAAP net loss	$(77,026)	$(61,536)	$(303,691)	$(480,129)
Stock-based compensation expense (1)	40,842	30,949	166,336	197,751
Amortization of intangible assets (2)	14,954	16,079	59,314	64,028
Legal settlement costs (5)	12,500	—	12,500	—
Acquisition related expenses (3)	440	—	440	2,413
Change in fair value of contingent earn-out liability (4)	—	600	(54)	2,356
Restructuring charges (6)	—	—	—	27,630
Non-cash interest expense related to convertible senior notes (7)	9,575	9,112	37,598	35,782
Adjustment to provision (benefit) from income taxes (8)	—	(20)	—	(11,839)
Non-GAAP net income (loss)	$1,285	$(4,816)	$(27,557)	$(162,008)
GAAP net loss per common share, basic and diluted	$(0.42)	$(0.37)	$(1.71)	$(2.94)
Stock-based compensation expense (1)	0.22	0.19	0.94	1.21
Amortization of intangible assets (2)	0.08	0.10	0.33	0.39
Legal settlement costs (5)	0.08	—	0.07	—
Acquisition related expenses (3)	—	—	—	0.01
Change in fair value of contingent earn-out liability (4)	—	—	—	0.02
Restructuring charges (6)	—	—	—	0.17
Non-cash interest expense related to convertible senior notes (7)	0.05	0.05	0.21	0.22

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Adjustment to provision for (benefit from) income taxes (8)	—	—	—	(0.07)
Non-GAAP net income (loss) per common share, basic	$0.01	$(0.03)	$(0.16)	$(0.99)
Non-GAAP net income (loss) per common share, diluted	$0.01	$(0.03)	$(0.16)	$(0.99)
Weighted average shares used in per share calculation for GAAP, basic and diluted	182,281	167,228	177,757	163,211
Weighted average shares used in per share calculation for Non-GAAP, basic	182,281	167,228	177,757	163,211
Weighted average shares used in per share calculation for Non-GAAP, diluted	189,974	167,228	177,757	163,211

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$541	$295	$2,141	$2,092
Cost of subscription and services revenue	8,378	4,798	30,515	29,811
Research and development expense	13,738	9,878	56,720	64,755
Sales and marketing expense	10,858	10,075	46,766	57,750
General and administrative expense	7,327	5,903	30,194	43,343
Total stock-based compensation expense	$40,842	$30,949	$166,336	$197,751

(2) Includes amortization of intangible assets as follows:
Cost of product revenue	$2,781	$3,064	$11,187	$12,256
Cost of subscription and services revenue	7,375	8,406	29,500	33,176
Research and development expense	257	162	744	618
Sales and marketing expense	4,541	4,447	17,883	17,978
Total amortization of intangible assets	$14,954	$16,079	$59,314	$64,028

(3) Includes acquisition related expenses as follows:
General and administrative expense	$440	$—	$440	$2,413

(4) Includes change in fair value of contingent earn-out liability as follows:
General and administrative expense	$—	$600	$(54)	$2,356

(5) Includes legal settlement costs as follows:
General and administrative expense	$12,500	$—	$12,500	$—

(6) Includes restructuring charges as follows:
Restructuring charges	$—	$—	$—	$27,630

(7) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,575	$9,112	$37,598	$35,782

(8) Includes income tax effect of non-GAAP adjustments as follows:
Provision for (benefit from) income taxes	$—	$(20)	$—	$(11,839)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP revenue	$202,273	$184,696	$751,086	$714,114
Add change in deferred revenue	39,931	37,098	17,228	126,518
Subtotal	242,204	221,794	768,314	840,632
Less iSIGHT & Invotas deferred revenue assumed	—	—	—	(21,087)
Non-GAAP billings	$242,204	$221,794	$768,314	$819,545

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Product billings	$39,448	$33,489	$124,010	$153,946
Product subscription billings	116,978	113,588	361,403	386,037
Support and maintenance billings	44,518	38,500	133,862	143,964
Professional services billings	41,260	36,217	149,039	135,598
Non-GAAP billings	$242,204	$221,794	$768,314	$819,545

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Product revenue	$38,278	$33,586	$123,696	$151,926
Product subscription revenue	93,379	85,576	356,682	316,986
Support and maintenance revenue	36,660	33,170	139,758	123,341
Professional services revenue	33,956	32,364	130,950	121,861
Total revenue	$202,273	$184,696	$751,086	$714,114